EXHIBIT 4.3

RENDITION NETWORKS, INC.

AMENDED AND RESTATED
1998 STOCK OPTION PLAN
(as further amended and restated  September 10, 2004)

1.      Purposes of the Plan.  The purposes of this 1998 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.  The Plan permits the grant of Incentive Stock Options (as defined under Section 422 of the Code), Nonstatutory Stock Options, and Restricted Stock, as determined by the Administrator at the time of grant of an Award and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2.      Definitions.  As used herein, the following definitions shall apply:

(a)      “Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b)      “Affiliate” means an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest.

(c)      “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonstatutory Stock Options and Restricted Stock.

(d)      “Board” means the Board of Directors of the Company.

(e)      “Change in Control” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation; provided however that a merger, consolidation or other capital reorganization in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction shall not constitute a Change in Control.

(f)       “Code” means the Internal Revenue Code of 1986, as amended.

(g)      “Committee” means the Committee appointed by the Board of Directors in accordance with Section 4 below.

(h)      “Common Stock” means the Common Stock of the Company.

(i)       “Company” means Rendition Networks, Inc., a Delaware corporation.

(j)      “Consultant” means any person, including an advisor, who renders services to the Company, or any Parent, Subsidiary or Affiliate, and is compensated for such services, and any director of the Company whether compensated for such services or not.

(k)      “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent(s), Subsidiaries, Affiliates or their respective successors.  For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(l)      “Employee” means any person, including officers and directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code.  The payment by the Company of a director’s fee to a director shall not be sufficient to constitute “employment” of such director by the Company.

(m)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)      “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(o)      “Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)      If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)      In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p)      “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

(q)      “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation systems by the National Association of Securities Dealers, Inc.

(r)      “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option Agreement.

(s)      “Option” means a stock option granted pursuant to the Plan.

(t)      “Option Agreement” means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(u)      “Optioned Stock” means the Common Stock subject to an Option.

(v)      “Optionee” means an Employee or Consultant who receives an Option.

(w)      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(x)      “Participant” means the holder of an outstanding Award, including an Optionee.

(y)      “Plan” means this Amended and Restated 1998 Stock Plan.

(z)      “Reporting Person” means an officer, director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(aa)    “Restricted Period” means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 7.

(bb)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(cc)    “Restricted Stock Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Restricted Stock Award granted under the Plan.  The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan

(dd)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(ee)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

(ff)       “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(gg)      “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

3.      Stock Subject to the Plan.  Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 12,069,603 shares of Common Stock.  The Shares may be authorized, but unissued, or reacquired Common Stock.  If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.  In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan.  Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

4.      Administration of the Plan.

(a)      Initial Plan Procedure.  Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

(b)      Plan Procedure After the Date, if any, Upon Which the Company Becomes Subject to the Exchange Act.

(i)      Multiple Administrative Bodies.  If permitted by Rule 16b-3, grants under the Plan may be made by different bodies with respect to directors, non-director officers and Employees or Consultants who are not Reporting Persons.

(ii)      Administration With Respect to Reporting Persons.  With respect to grants of Awards to Employees who are Reporting Persons, such grants shall be made by (A) the Board if the Board may make grants to Reporting Persons under the Plan in compliance with Rule 16b-3, or (B) a Committee designated by the Board to make grants to Reporting Persons under the Plan, which Committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly make grants to Reporting Persons under the Plan, all to the extent permitted by Rule 16b-3.

(iii) Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are not Reporting Persons, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of Incentive Stock Option plans, if any, of applicable corporate and securities laws, of the Code and of any applicable Stock Exchange (the “Applicable Laws”).  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(c)      Powers of the Administrator.  Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)       to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

(ii)     to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(iii)     to determine whether and to what extent Awards are granted hereunder;

(iv)    to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

(v)     to approve forms of agreement for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria and may include the issuance of restricted stock subject to a Company repurchase right in exchange for unvested Options), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)   to determine whether and under what circumstances an Award may be settled in cash under Section 18 instead of Common Stock;

(viii)   to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(ix)      to initiate an Exchange Program;

(x)       to construe and interpret the terms of the Plan and Awards granted under the Plan; and

(xi)      in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(d)      Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5.      Eligibility.  Nonstatutory Stock Options and Restricted Stock may be granted to Employees and Consultants.  Incentive Stock Options may be granted only to Employees; provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.  An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

6.       Options.

(a)      Type of Option.  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(b)      Term of Option.  The term of each Option shall be the term stated in the Option Agreement; provided however that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(c)      Option Exercise Price and Consideration.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the Option Agreement, but shall be subject to the following:

(i)       In the case of an Incentive Stock Option that is:

          (A)      granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          (B)       granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)      In the case of a Nonstatutory Stock Option

          (A) granted prior to the date, if any, on which the Common Stock becomes a Listed Security to a person who is at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator;

(B) granted prior to the date, if any, on which the Common Stock becomes a Listed Security to any other eligible person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the provisions of Section 153 of the Delaware General Corporation Law), (4) cancellation of indebtedness, (5) other Shares, provided Shares acquired from the Company (x) have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (6) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (7) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (8) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (9) any combination of the foregoing methods of payment, or (10) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)      Exercise of Option.

(i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and reflected in the Option Agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.  The Administrator shall have the discretion, after the grant of an Option, to adjust the vesting of an Option held by an Employee or Consultant as a result in a change in the terms or conditions under which such person is providing services to the Company, or for any other reason.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such leave.

(ii)      An Option may not be exercised for a fraction of a Share.

(iii)     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised.  Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 6(c) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

(iv)      Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(e)      Termination of Employment or Consulting Relationship.  Subject to Sections 6(f) and 6(g) below, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three months (or such other period of time not less than 30 days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination.  To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.  No termination shall be deemed to occur and this Section 6(e) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(f)      Disability of Optionee.

(i)      Notwithstanding Section 6(e) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within twelve months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(ii)      In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for Incentive Stock Option treatment under the Code.  To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within six months from the date of termination, the Option shall terminate.

(g)      Death of Optionee.  In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within 30 days following termination of the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the

Option Agreement), by such Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Status as an Employee or Consultant.  To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(h)      Extension of Exercise Period.  The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections 6(e), 6(f) and 6(g) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(i) Rule 16b-3.  Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

7.      Restricted Stock.

(a)      Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees and/or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b)      Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by a Restricted Stock Award Agreement that will specify the Restricted Period, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)      Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restricted Period.

(d)     Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)      Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Restricted Period.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)      Voting Rights.  During the Restricted Period, holders of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)      Dividends and Other Distributions.  During the Restricted Period, holders of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Restricted Stock Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)      Return of Restricted Stock to Company.  On the date set forth in the Restricted Stock Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.      Taxes.

(a)      Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Participant (or in the case of the Participant’s death, the person exercising the Award or receiving Shares pursuant to an Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Award and the issuance of Shares.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.  If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 8 (whether pursuant to Section 8(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)      In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Award.

(c)      This Section 8(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security.  In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld.  For purposes of this Section 8, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)      If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Award by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.  In the case of shares previously acquired from the Company that are surrendered under this Section 8(d), such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e)      Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 8(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator.  Any election by a Participant under Section 8(d) above must be made on or prior to the applicable Tax Date.

(f)      In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

9.      Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)      Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)      Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least 15 days prior to such proposed action.  To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action.

(c)      Acquisition, Merger or Change in Control.

(i)      In the event of a Change in Control, if and to the extent outstanding Awards are not to be assumed by the successor corporation at the consummation of the Change of Control or replaced with a comparable award to purchase shares of the capital stock of the successor corporation at the consummation of the Change in Control, the vesting of each outstanding Option shall automatically be accelerated so that fifty percent (50%) of the unvested shares of Common Stock covered by each such Option shall be fully vested upon the consummation of the Change in Control and the Restricted Period shall expire immediately with respect to fifty percent (50%) of each outstanding share of Restricted Stock.

(ii)      The vesting of each outstanding Option held by an Optionee shall be accelerated completely so that one hundred percent (100%) of the shares of common stock covered by such Option are fully vested and exercisable and the Restricted Period shall expire immediately with respect to one hundred percent (100%) of each outstanding share of Restricted Stock in the event that (A) such Participant is an Executive Officer (as defined below) immediately prior to the consummation of a Change of Control and (B) within twelve (12) months of the consummation of such Change of Control, such Participant’s employment by the Company is either terminated by the Company other than for Cause (as defined below) or terminated by the Optionee for Good Reason (as defined below).  For purposes of this Section 9(c)(ii), “Executive Officer” means any officer of the Company designated as Vice President or any title senior thereto, “Cause” means fraud, misappropriation or embezzlement on the part of the Participant which results in material loss, damage or injury to the Company, the Participant’s conviction of a felony involving moral turpitude, or the Participant’s gross neglect of duties and “Good Reason” means a material reduction in compensation or a relocation of the Participant’s principal worksite to a location more than 50 miles from the Participant’s pre-Change of Control worksite or a material reduction in responsibilities or authority as in effect before the Change of Control.

(iii)      The Administrator shall have the authority, in the Administrator’s sole discretion, to provide for the automatic acceleration of any outstanding Award upon the occurrence of a Change in Control, but only to the extent that such acceleration does not interfere with any “pooling of interests” accounting treatment used in connection with the Change in Control.

(d)      Certain Distributions.  In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Award to reflect the effect of such distribution.

10.      Non-Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised or purchased during the lifetime of the Participant only by the Participant.  The designation of a beneficiary by a Participant will not constitute a transfer.  An Award may be exercised, during the lifetime of the holder of the Participant only by such holder or a transferee permitted by this Section 10.

11.      Time of Granting of Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company.  Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

12.      Amendment and Termination of the Plan.

(a)      Authority to Amend or Terminate.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent.  In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)      Effect of Amendment or Termination.  No amendment or termination of the Plan shall adversely affect Awards already granted, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

13.      Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to an Award unless the exercise of any Option or the lapse of any Restricted Period with respect to an Award of Restricted Stock and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

           As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

14.      Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.      Agreements.  Options shall be evidenced by written Option Agreements and Restricted Stock Awards shall be evidenced by written Restricted Stock Award Agreements, each in such form(s) as the Administrator shall approve from time to time.

16.      Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted.  Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed.  All Awards issued under the Plan shall become void in the event such approval is not obtained.

17.      Documents to Participants.  At the time of issuance of any Awards under the Plan, the Company shall provide to the recipient of such Award a copy of the Plan and any agreement(s) pursuant to which Awards granted under the Plan are issued.

18.      Buy-Out Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time such offer is made.

19.      At Will Relationship.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

20.      Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan.  It shall continue in effect for a term of ten years unless sooner terminated under Section 12 of the Plan.

21.      Options Granted to California Residents.  Options granted under the Plan to persons resident in California shall be subject to the provisions set forth in Attachment A hereto.  To the extent the provisions of the Plan conflict with the provisions set forth on Attachment A, the provisions on Attachment A shall govern the terms of such Options.

22.      Restricted Stock Granted to California Residents.  Restricted Stock granted under the Plan to persons resident in California shall be subject to the provisions set forth in Attachment B hereto.  To the extent the provisions of the Plan conflict with the provisions set forth on Attachment B, the provisions on Attachment B shall govern the terms of such Restricted Stock Awards.

Attachment A

Provisions Applicable to Option Recipients
Resident in California

Until such time as any security of the Company shall be listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., the following additional terms shall apply to Options, and Shares issued upon exercise of such Options, granted under the Rendition Networks, Inc. 1998 Stock Plan (the “Plan”) to persons resident in California as of the date of grant of any such Option (each such person, a “California Recipient”):

1.      In the case of a Nonstatutory Stock Option, that is:

(a)  granted to a California Recipient who, at the time of the grant of such Option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant.

(b)  granted to any other California Recipient, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

2.      With respect to an Option issued to any California Recipient who is not an officer, director or consultant, such Option shall become exercisable, or any repurchase option in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the date the Option is granted.

3.      (a) Subject to Section 6(c) of the Plan and to Section 3(b) below, in the event of termination of a California Recipient’s Continuous Status as an Employee or Consultant with the Company, such California Recipient shall have at least 30 days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to exercise such Option.

(b)      In the event of termination of a California Recipient’s Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such California Recipient may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  However, to the extent that such California Recipient fails to exercise an Option which is an Incentive Stock Option (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for Incentive Stock Option treatment under the Code.  To the extent that the California Recipient was not entitled to exercise the Option at the date of termination, or if the California Recipient does not exercise such Option to the extent so entitled within six months from the date of termination, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

4.      The Company shall provide financial statements at least annually to each California Recipient during the period such person has one or more Options outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares.  The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

5.      Capitalized terms not defined in this Attachment A shall have the meanings set forth in the Plan.

Attachment B

Provisions Applicable to Restricted Stock Award
Recipients Resident in California

Until such time as any security of the Company shall be listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., the following additional terms shall apply to Restricted Stock Awards, and Shares issued upon exercise of such Awards, granted under the Rendition Networks, Inc. 1998 Stock Plan (the “Plan”) to persons resident in California as of the date of grant of any such Award (each such person, a “California Recipient”):

1.      In the case of a Restricted Stock Award, that is:

(a)  granted to a California Recipient who, at the time of the grant of such Award, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be no less than 100% of the Fair Market Value on the date of grant.

(b)  granted to any other California Recipient, the per Share purchase price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

2.      With respect to an Award issued to any California Recipient who is not an officer, director or consultant, the Restricted Period with respect to such Award shall lapse, at the rate of at least 20% per year over five years from the date the Award is granted.

3.      The Company shall provide financial statements at least annually to each California Recipient during the period such person has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares.  The Company shall not be required to provide such information if the issuance of Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

4.      Capitalized terms not defined in this Attachment B shall have the meanings set forth in the Plan.